Exhibit 99

PRESS RELEASE

For Release:	May 3, 2018
Nasdaq:	MFNC
Contact:	Jesse A. Deering, (248) 290-5906 /jdeering@bankmbank.com
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION REPORTS FIRST QUARTER 2018 RESULTS & ANNOUNCES EXPECTED FFNM TRANSACTION COMPLETION DATE

(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC) (the “Corporation”), the bank holding company for mBank, today announced first quarter 2018 income of $1.54 million, or $.24 per share, compared to net income of $1.73 million, or $.28 per share, for the first quarter of 2017.  As expected, the 2018 first quarter results were impacted by expenses related to the acquisition of First Federal of Northern Michigan (FFNM) that was announced January 16, 2018.  In connection with the acquisition, the Corporation had GAAP pre-tax transaction related expenses totaling $189 thousand.  Additionally, the Corporation consolidated two southeast Michigan offices during the first quarter that will create long-term cost efficiencies but required a one-time pre-tax early lease termination expense of $64 thousand.   These one-time costs reduced the reported net income for the quarter by $200 thousand, on an after-tax basis.  The adjusted net income for the first quarter of 2018 (exclusive of the transaction related expenses and the lease termination expense) would equate to $1.74 million, or $.28 per share.

Total assets of the Corporation at March 31, 2018 were $983.93 million compared to $976.64 million at March 31, 2017.  Shareholders’ equity at March 31, 2018 totaled $81.86 million, compared to $80.01 million on March 31, 2017. The tangible book value per share equated to $11.73 on March 31, 2018 compared to $11.47 per share a year ago. Weighted average shares outstanding totaled 6,304,203 shares in the 2018 first quarter compared to 6,270,034 for the same period in 2017.

Subject to both MFNC and FFNM shareholder approvals, the company is expecting to close the transaction on May 18, 2018.  Special shareholder meetings of each company to facilitate the requisite votes are scheduled for May 10, 2018.  All required regulatory approvals have been attained.

mBank, the Corporation’s primary asset, recorded net income of $2.05 million in the first quarter of 2018, compared to $2.06 million, in 2017.  Combined acquisition-related and lease termination expenses totaled $99 thousand at the bank level, with an after-tax impact of $78 thousand. Adjusted core net income (exclusive of the expenses noted above) for first quarter 2018 was $2.13 million.

Revenue

Total revenue of the company for the first three months of 2018 equated to $11.67 million compared to $11.37 million for the same period of 2017. Total interest income was $11.06 million for the first quarter of 2018 and $10.60 for the same period in 2017.  The 2017 first quarter interest income included accretive yield of $175 thousand from the performing credit mark associated with the December 2014 Peninsula Bank (Pen) acquisition. The accretion from Pen was fully amortized as of December 2017 with no impact on first quarter 2018 interest income or net interest margin.  The non-interest income portion of total revenue decreased slightly year over year from $776 thousand in 2017 to $614 thousand in 2018.  The primary reason for this was a $121 thousand decrease in secondary market mortgage sale revenue from declining refinancing activities in light of higher interest rates.  However, premium gain per sale has improved year-over-year and purchased home transaction activity has been consistent with prior period results.

Loan Production / Credit Risk

Total balance sheet loans at March 31, 2018 were $812.44 million, a $25.90 million increase from March 31, 2017 balances of $786.55 million.  Total loans under management now reside at $1.05 billion which amount includes $236 million of service retained loans.  New loan production was consistent for the 2018 first quarter at $45 million.  Commercial originations accounted for $30 million, with retail, predominantly mortgage, equating to $15 million. Commenting on new loan production and overall lending activities, Kelly W. George, President and CEO of mBank stated, “Loan production remains consistent with prior year in terms of the normal seasonality of this quarter within our business model.  Outside of our secondary market mortgage activity that has slowed some, which was consistent with industry wide trends, we see good momentum in the loan pipelines for both consumer and commercial loans in all our regions as we move into the second quarter where we expect increased production levels. We are very excited about the new markets we are adding from FFNM and look forward to aggressively competing for good quality loans throughout their trade areas immediately after the transaction is complete.”

Nonperforming loans totaled $4.34 million, .53% of total loans at March 31, 2018 compared to $3.73 million, or .47%, of total loans at March 31, 2017.  Total loan delinquencies greater than 30 days resided at a nominal .69%, or $7.43 million at the end of the period, down from .79% in 2017. Commenting on overall credit risk, Mr. George stated, “Loan portfolio performance remains strong with no material credit issues within any of the business segments. Purchase accounting marks from the previously acquired banks have continued to prove accurate, attaining expected accretion levels. The acquired loan portfolio from FFNM should provide accretive results to our bottom line and support in overall granularity and concentration levels from a macro perspective.”

Margin Analysis / Funding

Net interest income in the first quarter of 2018 resided at $9.31 million, or 4.19%, compared to $9.17 million, or 4.19%, in the first quarter of 2017, which included the aforementioned Pen accretion.  First quarter 2018 total interest expense was $1.75 million versus $1.43 million for the same period of 2017.  Of the $316 thousand increase from previous year, $153 thousand was attributable to interest on brokered CDs due to repricing experienced from normal maturities and renewals at market rates.  An additional $101 thousand of the total was a result of increased expense on our CD & IRA products due to some slightly higher rates offered for competitive reasons.

Mr. George stated, “We have been successful in maintaining our strong net interest margin in the rising rate environment where each rate increase should have positive impact on the income generated from our loan portfolio.  However, wholesale funding rates have risen more aggressively than what can be achieved on our loan base due to competitive reasons.  With the lower cost core deposit base we will be acquiring from FFNM, we expect to reposition the balance sheet and remove some of the more volatile and higher cost wholesale funding sources that we have been utilizing.  This should greatly stabilize our funding and position us very well on the liability side for 2018. We will also continue to proactively monitor, in all our markets, as to when a need could occur to move pricing up on our core transactional accounts due to expected market pressures, a challenge all banks will face this year.”

Noninterest Expense

Noninterest expense, at $7.93 million in the first quarter of 2018, increased $751 thousand from the first quarter 2017 total of $7.18 million. The expense variance from the first quarter of 2017 was partially attributable to normal salary and wage increases and additional staffing.  A portion of the wage variance resulted from the Corporation opting to increase its minimum hourly wage for all entry level staff from $10.40 to $12.00 (as many companies did following tax reform in December 2017).  Furthermore, the aforementioned $253 thousand of pre-tax one-time expenses is a component of the year-over-year variation as are some indirect transaction expenses related to cyber and infrastructure changes in preparation for the larger operating platform following the FFNM acquisition.

Assets and Capital

Total assets of the Corporation at March 31, 2018 were $983.93 million compared to $976.64 million at March 31, 2017.  Shareholders’ equity at March 31, 2018 totaled $81.86 million, compared to $80.01 million on March 31, 2017. The tangible book value per share equated to $11.73 on March 31, 2018 compared to $11.47 per share a year ago.   The Corporation is “adequately-capitalized” and the Bank is “well-capitalized” with total risk-based capital to risk weighted assets of 9.43% and 11.73%, respectively.

Paul D. Tobias, Chairman and Chief Executive Officer of Mackinac concluded, “We remain very pleased with our overall performance and the progress we have made in the announcement, preparation and targeted close of the FFNM transaction.  We will remain focused on that integration, our normal operations and ensuring that we create the long-term value we seek to produce as a management team.  We will continue to evaluate potential acquisition partners opportunistically while organically growing assets and earnings. We are well positioned for continued value creation for our shareholders while maintaining our safe and sound risk profile.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $980 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 23 branch locations; eleven in the Upper Peninsula, four in the Northern Lower Peninsula, one in Oakland County, Michigan, and seven in Northern Wisconsin.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” “view,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	As of and For the	As of and For the	As of and For the
	Quarter Ending	Year Ending	Quarter Ending
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2018	2017	2017
	(Unaudited)	(Unaudited)	(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$983,929	$985,367	$976,635
Loans	812,441	811,078	786,546
Investment securities	73,902	75,897	83,882
Deposits	806,797	817,998	821,820
Borrowings	80,002	79,552	66,279
Shareholders’ equity	81,857	81,400	80,009

Selected Statements of Income Data:
Net interest income	$9,309	$37,938	$9,166
Income before taxes	1,945	1,108	2,615
Net income	1,537	5,479	1,726
Income per common share - Basic	.24	.87	.28
Income per common share - Diluted	.24	.87	.28
Weighted average shares outstanding	6,304,203	6,288,791	6,270,034
Weighted average shares outstanding- Diluted	6,330,210	6,322,413	6,271,904

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.19%	4.20%	4.19%
Efficiency ratio	79.25	71.39	71.65
Return on average assets	.63	.55	.71
Return on average equity	7.61	6.74	8.83

Average total assets	$982,679	$995,826	$980,491
Average total shareholders’ equity	81,894	81,349	79,293
Average loans to average deposits ratio	100.70%	96.29%	94.81%

Common Share Data at end of period:
Market price per common share	$16.25	$15.90	$13.72
Book value per common share	12.96	12.93	12.71
Tangible book value per share	11.73	11.72	11.47
Dividends paid per share, annualized	.480	.480	.480
Common shares outstanding	6,332,560	6,294,930	6,294,930

Other Data at end of period:
Allowance for loan losses	$5,101	$5,079	$5,146
Non-performing assets	$6,868	$6,126	$8,196
Allowance for loan losses to total loans	.63%	.63%	.66%
Non-performing assets to total assets	.70%	.62%	.84%
Texas ratio	6.87%	7.77%	10.60%

Number of:
Branch locations	23	23	23
FTE Employees	227	233	221

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	March 31,
	2018	2017	2017
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$40,411	$37,420	$41,166
Federal funds sold	16	6	3
Cash and cash equivalents	40,427	37,426	41,169

Interest-bearing deposits in other financial institutions	11,391	13,374	13,448
Securities available for sale	73,902	75,897	83,882
Federal Home Loan Bank stock	3,112	3,112	2,719

Loans:
Commercial	579,718	572,936	552,483
Mortgage	215,804	220,708	215,042
Consumer	16,919	17,434	19,021
Total Loans	812,441	811,078	786,546
Allowance for loan losses	(5,101)	(5,079)	(5,146)
Net loans	807,340	805,999	781,400

Premises and equipment	16,329	16,290	15,970
Other real estate held for sale	2,526	3,558	4,466
Deferred tax asset	4,674	4,970	7,651
Deposit based intangibles	1,860	1,922	2,110
Goodwill	5,694	5,694	5,694
Other assets	16,674	17,125	18,126

TOTAL ASSETS	$983,929	$985,367	$976,635

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$143,129	$148,079	$147,106
NOW, money market, interest checking	260,051	280,309	283,314
Savings	63,867	61,097	61,171
CDs<$250,000	135,554	142,159	141,569
CDs>$250,000	12,738	11,055	8,802
Brokered	191,458	175,299	179,858
Total deposits	806,797	817,998	821,820

Federal funds purchased	10,000	—	3,000
Borrowings	80,002	79,552	66,279
Other liabilities	5,273	6,417	5,527
Total liabilities	902,072	903,967	896,626

SHAREHOLDERS’ EQUITY:
Common stock and additional paid in capital - No par value Authorized - 18,000,000 shares Issued and outstanding - 6,332,560 and 6,294,930 respectively	62,080	61,981	61,683
Retained earnings	20,493	19,711	18,176
Accumulated other comprehensive income (loss)
Unrealized (losses) gains on available for sale securities	(495)	(71)	228
Minimum pension liability	(221)	(221)	(78)
Total shareholders’ equity	81,857	81,400	80,009

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$983,929	$985,367	$976,635

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,

	2018	2017
	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$10,390	$9,957
Tax-exempt	25	33
Interest on securities:
Taxable	372	399
Tax-exempt	69	79
Other interest income	199	128
Total interest income	11,055	10,596

INTEREST EXPENSE:
Deposits	1,236	959
Borrowings	510	471
Total interest expense	1,746	1,430

Net interest income	9,309	9,166
Provision for loan losses	50	150
Net interest income after provision for loan losses	9,259	9,016

OTHER INCOME:
Deposit service fees	269	272
Income from loans sold on the secondary market	177	298
SBA/USDA loan sale gains	51	60
Mortgage servicing amortization	(8)	(8)
Net security gains	—	—
Other	125	154
Total other income	614	776

OTHER EXPENSE:
Salaries and employee benefits	4,154	3,797
Occupancy	811	785
Furniture and equipment	531	481
Data processing	504	461
Advertising	195	123
Professional service fees	304	321
Loan origination expenses and deposit and card related fees	126	179
Writedowns and losses on other real estate held for sale	26	12
FDIC insurance assessment	156	157
Telephone	155	157
Transaction related expenses	189	—
Other	777	704
Total other expenses	7,928	7,177

Income before provision for income taxes	1,945	2,615
Provision for income taxes	408	889

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,537	$1,726

INCOME PER COMMON SHARE:
Basic	$.24	$.28
Diluted	$.24	$.28

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	March 31,	December 31,	March 31,
	2018	2017	2017
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$118,458	$119,025	$114,650
Hospitality and tourism	75,046	75,228	69,568
Lessors of residential buildings	33,127	33,032	30,118
Gasoline stations and convenience stores	21,771	21,176	20,187
Logging	16,628	17,554	16,096
Commercial construction	8,004	9,243	10,618
Other	306,684	297,678	291,246
Total Commercial Loans	579,718	572,936	552,483

1-4 family residential real estate	204,542	209,890	202,654
Consumer	16,919	17,434	19,021
Consumer construction	11,262	10,818	12,388

Total Loans	$812,441	$811,078	$786,546

Credit Quality (at end of period):

	March 31,	December 31,	March 31,
	2018	2017	2017
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$4,165	$2,388	$3,691
Loans past due 90 days or more	—	—	—
Restructured loans	177	180	39
Total nonperforming loans	4,342	2,568	3,730
Other real estate owned	2,526	3,558	4,466
Total nonperforming assets	$6,868	$6,126	$8,196
Nonperforming loans as a % of loans	.53%	.32%	.47%
Nonperforming assets as a % of assets	.70%	.62%	.84%
Reserve for Loan Losses:
At period end	$5,101	$5,079	$5,146
As a % of average loans	.63%	.64%	.65%
As a % of nonperforming loans	117.48%	197.78%	137.96%
As a % of nonaccrual loans	122.47%	212.69%	139.42%
Texas Ratio	6.87%	7.77%	10.60%

Charge-off Information (year to date):
Average loans	$810,688	$795,532	$782,477
Net charge-offs (recoveries)	$28	$584	$24
Charge-offs as a % of average loans, annualized	.01%	.07%	.01%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	March 31,	December 31	September 30,	June 30	March 31
	2018	2017	2017	2017	2017
BALANCE SHEET (Dollars in thousands)

Total loans	$812,441	$811,078	$808,149	$790,753	$786,546
Allowance for loan losses	(5,101)	(5,079)	(5,130)	(5,133)	(5,146)
Total loans, net	807,340	805,999	803,019	785,620	781,400
Total assets	983,929	985,367	1,015,070	1,027,450	976,635
Core deposits	602,601	631,644	643,859	621,303	633,160
Noncore deposits	204,196	186,354	191,344	226,942	188,660
Total deposits	806,797	817,998	835,203	848,245	821,820
Total borrowings	80,002	79,552	91,397	92,024	66,279
Total shareholders’ equity	81,857	81,400	82,649	81,313	80,009
Total tangible equity	74,303	73,784	74,970	73,572	72,205
Total shares outstanding	6,332,560	6,294,930	6,294,930	6,294,930	6,294,930
Weighted average shares outstanding	6,304,203	6,294,930	6,294,930	6,294,930	6,270,034

AVERAGE BALANCES (Dollars in thousands)

Assets	$982,679	$996,966	$1,021,152	$984,236	$980,491
Loans	810,688	808,306	803,825	787,143	782,477
Deposits	805,092	817,338	841,699	820,375	825,309
Equity	81,894	82,879	82,162	81,013	79,293

INCOME STATEMENT (Dollars in thousands)

Net interest income	$9,309	$9,664	$9,789	$9,319	$9,166
Provision for loan losses	50	225	200	50	150
Net interest income after provision	9,259	9,439	9,589	9,269	9,016
Total noninterest income	614	1,317	1,153	795	776
Total noninterest expense	7,928	7,918	7,724	7,517	7,177
Income before taxes	1,945	2,838	3,018	2,547	2,615
Provision for income taxes	408	2,858	925	867	889
Net income available to common shareholders	$1,537	$(20)	$2,093	$1,680	$1,726
Income pre-tax, pre-provision	$1,995	$3,062	$3,218	$2,597	$2,765

PER SHARE DATA

Earnings	$.24	$(.01)	$.33	$.27	$.28
Book value per common share	12.96	12.93	13.13	12.92	12.71
Tangible book value per share	11.73	11.72	11.91	11.69	11.47
Market value, closing price	16.25	15.90	15.50	13.99	13.72
Dividends per share	.120	.120	.120	.120	.120

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.53%	.32%	.38%	.47%	.47%
Nonperforming assets/total assets	.70	.62	.74	.76	.84
Allowance for loan losses/total loans	.63	.63	.63	.65	.65
Allowance for loan losses/nonperforming loans	117.48	197.78	167.37	136.95	137.96
Texas ratio	6.87	7.77	9.34	9.91	10.60

PROFITABILITY RATIOS

Return on average assets	.63%	(.01)%	.81%	.68%	.71%
Return on average equity	7.61	(.10)	10.11	8.32	8.83
Net interest margin	4.19	4.18	4.23	4.24	4.19
Average loans/average deposits	100.70	98.89	95.50	95.95	94.81

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	7.25%	7.06%	6.82%	7.02%	6.77%
Tier 1 capital to risk weighted assets	8.79	8.66	8.47	8.57	8.49
Total capital to risk weighted assets	9.43	9.29	9.10	9.21	9.15
Average equity/average assets (for the quarter)	8.33	8.31	8.05	8.23	8.09
Tangible equity/tangible assets (at quarter end)	7.62	7.55	7.44	7.22	7.45